Exhibit 99.2

PRESS RELEASE

PIERIS ANNOUNCES PRESENTATIONS AT UPCOMING

R&D CONFERENCES

BOSTON, MA, October 20, 2016 – Pieris Pharmaceuticals, Inc. (NASDAQ:PIRS), a clinical-stage biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform for cancer and other diseases, announced today presentations at two upcoming R&D conferences focused on immuno-oncology.

The details for each presentation are as follows:

American Association of Cancer Research (AACR) Special Conference on Tumor Immunology and Immunotherapy, Boston Marriott Copley Plaza, Boston, MA, October 20 – 23, 2016

Presentation Time: Friday, October 21, 2016, 5:15 pm-7:45 pm, Back Bay room

Presentation: A poster presentation entitled, “Costimulatory T-cell engagement by PRS-343, a CD137 (4-1BB)/HER2 bispecific, leads to tumor growth inhibition and CD8(+) T cell expansion in a humanized mouse model”.

Society of Immunotherapy of Cancer (SITC), Gaylord National Hotel & Convention Center, National Harbor, Maryland, November 9 – 13, 2016

Oral Presentation: An oral presentation entitled “PRS-343, a CD137 (4-1BB)/HER2 Bispecific” will be given on Wednesday, November 9, 2016, 11:50 am

Poster Presentation: New Cancer Immunotherapy - A poster presentation will be presented on Saturday, November 12, 2016, 11:45 am – 1:00 pm and 6:45 pm – 8:00 pm

About Pieris

Pieris Pharmaceuticals is a clinical-stage biotechnology company that discovers and develops Anticalin® protein-based drugs to target validated disease pathways in a unique and transformative way. Our pipeline includes immuno-oncology multi-specifics tailored for the tumor micro-environment, an inhaled Anticalin protein to treat uncontrolled asthma and a half-life-optimized Anticalin protein to treat anemia. Proprietary to Pieris, Anticalin proteins are a novel class of protein therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin® is a registered trademark of Pieris. For more information visit www.pieris.com.

Company Contact:

Pieris Pharmaceuticals, Inc.

Darlene Deptula-Hicks

SVP & Chief Financial Officer

1-603-553-5803

deptula@pieris.com

Investor Relations Contact:

The Trout Group

Thomas Hoffmann

1-646-378-2931

thoffmann@troutgroup.com

Media Inquiries:

Gretchen Schweitzer

+49 172 861 8540

gschweitzer@macbiocom.com

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